Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the references in this Registration Statement on Form S-1 to our report dated December 31, 2009, of Kinder Morgan CO2 Company, L.P. and its consolidated subsidiaries’ interests in oil and gas properties, and to the reference to us under the caption “Experts” appearing in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons, P.E.
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
February 10, 2011